EXHIBIT 10.9

                             ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT (the "Agreement") is made as of this 17th day of October, 1995 by and between ARTRA GROUP Incorporated, a Pennsylvania corporation ("ARTRA") and The Lori Corporation, a Delaware corporation ("Lori").

         WHEREAS, the parties hereto have executed a Letter of Intent dated June 29, 1995 (the "Letter Agreement") pursuant to which Messrs. James L. Paterek, Michael Ferrentino and Christopher P. Franco (Messrs. Paterek, Ferrentino and Franco are sometimes referred to herein collectively as the "Managers") agreed to accept employment with Lori for the purpose of establishing a Staffing Business;

         WHEREAS, pursuant to the Letter Agreement, Lori agreed to take certain steps to divest itself of the Jewelry Business;

         WHEREAS, within the Letter Agreement, ARTRA provided its Guarantee of the agreements, indemnities and representations of Lori under the Letter Agreement (the "ARTRA Guarantee"); and

         WHEREAS, the parties hereto desire to expand the ARTRA Guarantee to include a general assumption by ARTRA of any and all of the liabilities and obligations of Lori accrued prior to the date first above written.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1.       Assumption of Liabilities and Obligations of Lori.
         ARTRA, for itself, its successors and assigns, hereby assumes and agrees to pay and discharge or to perform in accordance with their terms, any and all liabilities and obligations of Lori in every respect, including but not limited to any outstanding loan agreements, corporate guarantees, employment contracts, accounts payable and environmental liabilities, all as accrued in the ordinary course of business or otherwise prior to the date first above written. ARTRA further assumes all of the assets of the Jewelry Business, as well as any and all proceeds from the sale of such assets.

         2.       Further Assurance.

         ARTRA, for itself and its successors and assigns, also warrants that ARTRA will execute and deliver or will cause to be executed or delivered, all such further instruments, documents, agreements and assurances as may reasonably be requested by Lori or the Managers, their successors and assigns in order to evidence and provide for the specific assumption by ARTRA of the obligations and liabilities of Lori assumed by ARTRA hereunder.

         3.       Indemnification.

         ARTRA, for itself, its successors and assigns, further warrants that ARTRA will indemnify and hold Lori harmless in accordance with the terms and procedures set forth in the Letter Agreement, and as to any and all consequences of the assumption set forth in Paragraph 1 of this Agreement.

         4.       Conversion of Preferred Stock.

         ARTRA shall direct its wholly-owned subsidiary Fill-Mor Holding, Inc., a Delaware corporation ("Fill-Mor"), to convert any and all of the preferred stock of Lori which Fill-Mor currently owns into the aggregate amount of 100,000 shares of the $0.01 par value common stock of Lori (the "Common Shares").
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         5.       Limited Proxy.

         ARTRA shall direct Fill-Mor to grant to Lori a limited proxy for the Common Shares for the limited purpose of voting for any items contained or set forth in the Letter Agreement.

         6.       Miscellaneous.

         This Assumption Agreement is in no way intended to modify or supersede the terms of the Letter Agreement or related documents. All capitalized terms used herein and not specifically defined shall have the meaning given them in the Letter Agreement and related documents. This agreement shall be construed and governed in accordance with the laws of the State of Illinois without regard to its choice of law rules.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 17th day of October, 1995.


                                  ARTRA GROUP Incorporated



                                  _____________________________________
                                  By:   Peter R. Harvey, President



                                  THE LORI CORPORATION



                                  _____________________________________
                                  By:   Peter R. Harvey, Vice President